EXHIBIT - 11

                      DIODES INCORPORATED AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE
                                   (Unaudited)
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                                                        THREE MONTHS ENDED                         SIX MONTHS ENDED
                                                             JUNE 30,                                  JUNE 30,
                                               -------------------------------------      ------------------------------------
                                                     2001                2002                  2001                 2002
                                               -----------------    ----------------      ----------------     ---------------

BASIC
  Weighted average number of common
   shares outstanding used in computing
   basic earnings per share                           8,143,318           8,176,025             8,139,501           8,170,704

     Net income                                     $   525,000         $ 1,563,000           $ 1,047,000         $ 1,772,000
                                               =================    ================      ================     ===============

Basic earnings per share                            $      0.06         $      0.19           $      0.13         $      0.22
                                               =================    ================      ================     ===============



DILUTED
  Weighted average number of common
   shares outstanding used in computing
   basic earnings per share                           8,143,318           8,176,025             8,139,501           8,170,704
  Assumed exercise of stock options                     753,426             698,391               831,290             653,321
                                               -----------------    ----------------      ----------------     ---------------
                                                      8,896,744           8,874,416             8,970,791           8,824,025

     Net income                                     $   525,000         $ 1,563,000           $ 1,047,000         $ 1,772,000
                                               =================    ================      ================     ===============

Diluted earnings per share                          $      0.06         $      0.18           $      0.12         $      0.20
                                               =================    ================      ================     ===============
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